UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp.:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Article I, Section 2 of First BanCorp.’s By-laws, the 2015 Annual Meeting of Stockholders of First BanCorp. will be held at 4:00 p.m., local time, on Tuesday, May 26, 2015, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely described in the accompanying Proxy Statement:

1. To elect nine (9) directors, each for a term expiring at the 2016 Annual Meeting of Stockholders;

2. To approve on a non-binding basis the 2014 compensation of First BanCorp.’s named executive officers; and

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2015 fiscal year.

In addition, we will consider and take action on such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has no knowledge of any other business to be transacted at the 2015 Annual Meeting.

Only stockholders of record as of the close of business on April 1, 2015 are entitled to receive notice of and to vote at the meeting. A list of such stockholders will be available at our principal offices, at the address set forth above, for the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of ten days prior to the meeting.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell
Secretary

San Juan, Puerto Rico

April 15, 2015

i

ii

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) for use at the 2015 Annual Meeting of Stockholders to be held at 4:00 p.m., local time, on Tuesday, May 26, 2015, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the enclosed form of proxy are first being sent or given on or about April 15, 2015 to stockholders of record as of April 1, 2015. The Board has designated the individuals identified on the proxy card (the “proxy holders”) to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that we receive will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the Board’s recommendations described below.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, Board committees, the compensation of directors and executive officers, and other required information.

What is the purpose of the Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are identified in the accompanying Notice of Annual Meeting of Stockholders:

•	the election of nine directors;

•	the approval on a non-binding basis of the 2014 compensation of the Corporation’s Named Executive Officers (as defined below); and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2015 fiscal year.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Corporation’s 2014 Annual Report on Form 10-K with the audited financial statements for the year ended December 31, 2014, audited by KPMG.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), you owned as of the close of business on April 1, 2015, the record date for the Annual Meeting (the “Record Date”).

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 213,829,758 shares of Common Stock were issued and outstanding.

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. A broker non-vote occurs when a broker or other nominee has not received voting instructions from the beneficial owner and the broker or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted in determining the number of shares necessary for approval.

As to approval of the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals and broker non-votes will not be counted in determining the number of shares necessary for approval.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors and on the non-binding approval of compensation of the Corporation’s Named Executive Officers. You must instruct your broker how to vote your shares so that your vote can be counted. Brokers have discretionary authority to vote shares on the ratification of the independent registered public accounting firm.

How does the Board recommend that I vote?

The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;

•	Proposal No. 2 — The Board recommends a vote FOR the approval of the 2014 compensation of the Corporation’s Named Executive Officers; and

•	Proposal No. 3 — The Board recommends a vote FOR the ratification of the Corporation’s independent registered public accounting firm for the 2015 fiscal year.

How do I vote?

If you are a “stockholder of record,” you may vote by proxy without attending the Annual Meeting by:

•	completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope;

•	voting by telephone (instructions are on the proxy card); or

•	voting via the Internet (instructions are on the proxy card).

Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 25, 2015. Please refer to the specific instructions set forth on the enclosed proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or other nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and it will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1 and No. 2 so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote over the Internet or by telephone, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, that is delivered before the proxy is exercised. Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 25, 2015. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

Please complete, sign, date and return each proxy card or voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction card for each brokerage account in which you hold shares.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary power granted by stockholders in their proxies in connection with general matters.

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041, if you have any questions about how to vote or need copies of our public filings submitted to the U.S. Securities and Exchange Commission (“SEC”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2015

This Proxy Statement and the 2014 Annual Report on Form 10-K are available at https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of April 1, 2015, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”); and (3) all current directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to Section 13(d), 13(g), or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of April 1, 2015, no officer or director, and, to the Corporation’s knowledge, no beneficial owner of more than 5% of the Corporation’s Common Stock owns any of the Corporation’s outstanding preferred stock. Unless otherwise indicated, to the Corporation’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
Thomas H. Lee Advisors (Alternative), VI, Ltd.	41,889,772	(b)	19.59%
THL Managers VI, LLC
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005, Cayman Islands

Oaktree Capital Group Holdings GP, LLC, Oaktree Capital Management LP,	41,889,771	(c)	19.59%
Oaktree Holdings, Inc., and Oaktree Capital Group, LLC.
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

United States Department of the Treasury	11,577,452	(d)	5.41%
1500 Pennsylvania Avenue Northwest
Washington D.C., District of Columbia 20229

(a)	Based on 213,829,758 shares of Common Stock outstanding as of April 1, 2015.

(b)	Based on a Form 4 filed with the SEC on October 14, 2014 by Thomas M. Hagerty, Mr. Hagerty and funds affiliated with Thomas H. Lee Partners, L.P. (“THL”). Mr. Hagerty and THL have shared voting and dispositive power over the 41,889,772 shares.

(c)	Based on Form 4s filed with the SEC on September 17, 2013, April 28, 2014 and September 2, 2014 by each of Michael P. Harmon and funds controlled by Oaktree Capital Group Holdings GP, LLC and its affiliates (the “Oaktree Entities”). The Oaktree Entities hold 41,843,581 shares of Common Stock of the Corporation. Michael P. Harmon, a Managing Director of Oaktree Capital Management, L.P. and a director of the Corporation also holds 11,188 shares of Common Stock and 35,002 shares of restricted stock for the benefit of OCM FIE, LLC (“FIE”), one of the Oaktree Entities. Pursuant to the policies of the Oaktree Entities, Mr. Harmon must hold the shares on behalf of and for the benefit of FIE and has assigned all economic, pecuniary and voting rights to FIE. By virtue of Mr. Harmon’s voting and investment authority with respect to the Oaktree Entities, Mr. Harmon may be deemed to have a beneficial ownership interest in the 41,889,771 shares of Common Stock held and collectively owned by the Oaktree Entities (Mr. Harmon being referred to herein as an “Oaktree Entity” with respect to such shares). Each Oaktree Entity disclaims beneficial ownership of all shares reported in such Form 4s except to the extent of their respective pecuniary interest therein.

(d)

Consists of 10,291,553 shares of Common Stock remaining from the 32,941,979 shares of Common Stock that the Corporation issued to the United States Department of the Treasury (the “U.S. Treasury”) on October 7, 2011 upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, and 1,285,899 shares of Common Stock underlying a warrant that the U.S. Treasury acquired from the Corporation on January 16, 2009, which was amended and restated on July 20, 2010, that is exercisable at an exercise price of $3.29 per share. The U.S. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation dated July 7, 2010, as amended. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant expires on July 20, 2020.

(2)	Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class

Directors and Director Nominees
Juan Acosta Reboyras	34,178		*
Aurelio Alemán-Bermúdez, President & Chief Executive Officer	703,845		*
Luz A. Crespo	30,068		*
Robert T. Gormley	54,802		*
Thomas M. Hagerty	41,889,772	(b)	19.59%
Michael P. Harmon	41,889,771	(c)	19.59%
Roberto R. Herencia, Chairman of the Board	486,134		*
David I. Matson	39,564		*
José Menéndez-Cortada	72,191		*

Named Executives
Orlando Berges-González, Executive Vice President & Chief Financial Officer	325,650		*
Calixto García-Velez, Executive Vice President	264,071		*
Lawrence Odell, Executive Vice President, General Counsel & Secretary	261,166		*
Cassan Pancham, Executive Vice President	206,868		*

All current directors, Executive Officers and the Chief Accounting Officer as a group (20 persons as a group)	87,225,478		40.78%

*	Less than 1% of our outstanding Common Stock.

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable on April 1, 2015 or within 60 days after that date, as follows: Mr. Alemán-Bermúdez, 20,000; Mr. Odell, 11,666; Mr. Cassan Pancham, 3,332; and all current directors and executive officers as a group, 47,594. Also, it includes shares granted under the First BanCorp 2008 Omnibus Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Juan Acosta Reboyras, 34,178; Mr. Alemán-Bermúdez, 461,568; Ms. Crespo; 30,068; Mr. Gormley, 35,002; Mr. Hagerty, 35,002; Mr. Harmon, 35,002; Mr. Herencia, 140,265; Mr. Matson, 35,002; Mr. Menéndez-Cortada, 35,002; Mr. Berges-González 264,800; Mr. García-Velez, 222,854; Mr. Odell, 212,695; Mr. Pancham, 163,711 and all current directors and executive officers as a group, 2,457,943. (Although all of these stock options are currently exercisable, their exercise prices are significantly above the market price of the Common Stock.) These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan.

(b)	Mr. Hagerty is the Board representative for THL, which currently owns 19.59% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership. Mr. Hagerty owns directly 35,002 shares of restricted stock in connection with his services as a director. As set forth in footnote (b) to the beneficial ownership table above, the funds affiliated with THL hold 41,854,770 shares of the Corporation. Mr. Hagerty disclaims beneficial ownership of all shares of the Corporation owned by such THL funds.

(c)	Mr. Harmon is the Board representative for Oaktree, which currently owns 19.59% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership.

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO EXECUTIVE OFFICERS OF THE CORPORATION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

During fiscal year 2014 and through the date of the filing of this Proxy Statement, the composition of our Board changed in the following respects:

•	on June 4, 2014, director Fernando Rodriguez-Amaro passed away;

•	effective September 8, 2014, Juan Acosta Reboyras became a director; and

•	effective February 4, 2015, Luz A. Crespo became a director.

Pursuant to its respective investment agreement, each of THL and Oaktree has the right to designate a person to serve on the Board. This right will remain in effect as long as each owns at least 25% or more of the shares of Common Stock they acquired in the Corporation’s private offering of shares in 2011 (the “Capital Raise”). Additionally, these investment agreements require us to use our best efforts to nominate two additional directors to the Board and require that a majority of our directors be either investor designees or independent directors with banking or related financial management expertise. Robert T. Gormley and David I. Matson were nominated to the Board in accordance with these requirements.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. Any director elected or appointed to our Board must be approved by the Federal Reserve Bank of New York. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by an affirmative vote of the majority of the Board to fill the vacancy until the next election of directors by stockholders.

Our retirement policy for the Board states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election absent a waiver to this requirement.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees listed below. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the replacement nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons listed below may not be able to serve as a director if elected and has not identified any substitute nominees. On February 4, 2015, the Board nominated current Directors Juan Acosta Reboyras, Aurelio Alemán-Bermúdez, Luz A. Crespo, Robert T. Gormley, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, David I. Matson, and José Menéndez-Cortada to serve terms ending at the 2016 annual meeting of stockholders, and when their respective successors have been duly elected and qualified.

Except for Mr. Gormley and Mr. Matson, all of the members of the Board are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank as applicable.

Director Qualifications

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting or academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because he or share has the ability and willingness to ask difficult questions, understand our unique challenges and evaluate the strategies proposed by management and, when applicable, oversee their implementation.

Each of the nominees has a long record of professional integrity and dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, the ability to maintain a collegial environment, and the experience of having served as a director of the Corporation or other companies.

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that, through its members, our Board has expertise and experience in the following areas:

•

Leadership:    Experience in significant leadership positions over an extended period, especially CEO positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

•

Financial Services Industry:    Experience in the financial services industry. Directors with that experience provide insight with respect to the Corporation’s diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

•

Risk Management:    Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company, and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the company’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

•

Regulatory Compliance:    Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities (collectively the “Regulators”).

•

Consumer Business:    Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

•

Corporate Business:    A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients, including financial restructurings, loans and cash management.

•

Financial Reporting:    Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility and the audit committee has the authority to select, oversee and evaluate our independent registered public accounting firm.

•

Legal Matters:    Experience with complying with legal and contractual requirements as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

Nominees Standing for Election as Directors for Terms Expiring at the 2016 Annual Meeting

Juan Acosta Reboyras, 59

Director of the Corporation since August 2014. Mr. Juan Acosta Reboyras is a Partner at the law firm Acosta & Ramirez, LLP, specializing in tax and corporate law, individual tax planning, estate planning and general matters of tax and corporate law. Mr. Acosta Reboyras is a former partner at the accounting firm KPMG and a former partner at the law firms of Goldman Antonetti & Cordova and McConnell Valdes. Throughout his 35-year career, Mr. Acosta-Reboyras has dealt with a variety of tax compliance and planning issues while concentrating on tax-related business affairs including corporate reorganizations, mergers, acquisitions and divestitures. He has also counseled clients on the organization and operation of corporations in Puerto Rico, applications for grants of tax exemption and United States and Puerto Rico income tax matters dealing with outbound and inbound transfer of assets. Mr. Acosta-Reboyras has been a Certified Public Accountant since 1977 and has been licensed to practice law in the Commonwealth of Puerto Rico and the United States Court of Appeals for the First Circuit since 1984. A former President of the Puerto Rico Society of Certified Accountants, he is an active member of the Puerto Rico Bar Association, the American Bar Association and the American Institute of Certified Public Accountants

Director Qualifications:

•	Extensive experience in tax and corporate law gained as the managing partner of Acosta & Ramirez, LLP enhances the Board’s understanding of tax and financial matters.

•	Variety of tax compliance and planning issues, including corporate reorganizations, mergers, acquisitions and divestitures brings the Board vast legal related expertise.

•	Leadership experience obtained from director and executive positions held at the Puerto Rico Society of Certified Accountants enhances the Board’s oversight functions

Aurelio Alemán, 56

President and Chief Executive Officer

President and Chief Executive Officer since September 2009. Director of First BanCorp. and its subsidiary FirstBank Puerto Rico (“FirstBank”) since September 2005. Chairman of the Board of Directors and CEO of the Corporation’s subsidiaries First Federal Finance Corporation d/b/a Money Express, FirstMortgage, Inc., FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., and First Management of Puerto Rico, and CEO of FirstBank Insurance Agency, Inc. Senior Executive Vice President and Chief Operating Officer of First BanCorp. from October 2005 to September 2009. Executive Vice President responsible for consumer banking and auto financing of FirstBank between 1998 and 2009. From April 2005 to September 2009, also responsible for the retail banking distribution network, First Mortgage and the FirstBank Virgin Islands operations. President of First Federal Finance Corporation d/b/a Money Express from 2000 to 2005. President of FirstBank Insurance Agency, Inc. from 2001 to 2005. President of the Corporation’s subsidiary First Leasing & Rental Corp. from 1999 to

June 2007. From 1996 to 1998, Vice President of CitiBank, N.A., responsible for the wholesale and retail automobile financing and retail mortgage business. Vice President of Chase Manhattan Bank, N.A., responsible for banking operations and technology for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Mr. Alemán served as president of the Puerto Rico Bank’s Association from 2011 to 2013. He is a Director, since 2012, of the Latin America and Caribbean Advisory Board of MasterCard. Mr. Alemán has served as the Vice Chairman of the Board of Directors of “Friends of El Yunque Foundation” since 2012 and has been a member of the Board of Directors of “SER de Puerto Rico” since 2013.

Director Qualifications:

•

Role as CEO of the Corporation since 2009, President and/or CEO of many of the Corporation’s subsidiaries from 2005 to 2009, and Chief Operating Officer of First BanCorp. from 2005 to 2009, has provided him extensive leadership and financial services industry experience.

•

His career of more than 31 years in the financial services industry, which includes diverse positions in the business administration, sales, credit and risk, banking operations, and technology areas in institutions such as Citibank and Chase Manhattan Bank, has given him a comprehensive understanding of the industry.

•

In his roles as President, Chief Executive Officer and Chief Operating Officer of the Corporation and the Bank and his prior experience as Vice President of CitiBank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

Luz A. Crespo, 57

Director of the Corporation since February 2015. Chief Executive Officer of the Puerto Rico Science, Technology and Research Trust since March 2015. Ms. Luz A. Crespo is a retired General Manager of the Enterprise Business Division (Puerto Rico Manufacturing Operation-PRMO) of Hewlett-Packard Puerto Rico (“HP”) located in Aguadilla. Her tenure at HP lasted for 31 years from 1981 to 2013. She is a member of the Industrial Engineering Honor Society, Alpha Pi Mu. Ms. Crespo served as the president of the Puerto Rico Manufacturing Association (“PRMA”) from 2000 to 2002 and later served on the Nominating Committee of PRMA from 2003 to 2013. She was also a member of the Manufacturing Advisory Board during the incumbency of Governor Luis Fortuño from 2011 to 2013.

Director Qualifications:

•

Her tenure of over 30 years at HP provides significant leadership experience over an extended period of time. As part of her responsibilities, she provided supply chain support to operations in Europe (England, Germany and the Czech Republic) and Mexico. In addition, Ms. Crespo managed the Latin-American Unix operation where her responsibilities included sales, marketing and total customer experience.

•

Brings to the Corporation risk management expertise in the information technology (“IT”) industry, which is redefining the competitive landscape for every major corporation. Mrs. Crespo’s experience and expertise in IT related matters will provide the board with valuable direction and input on IT-related risks and will assist the Corporation in developing a more effective IT governance structure.

Robert T. Gormley, 67

Director of the Corporation since October 2012. Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he eventually rose to the position of Executive Vice President and Senior Loan Officer. In 1993, he joined Citizens

Financial Group, serving initially as Executive Vice President and Chief Lending Officer for Citizens Bank of Rhode Island, then as President and CEO of various branches in New England, and finally, as Vice Chairman and Chief Risk Officer of Citizens Financial Group until his retirement in 2007.

Director Qualifications:

•	Over 40 years of experience in the financial services industry has given him a comprehensive understanding of the industry.

•	Experience in a variety of senior level credit positions enhances the Board’s oversight of the Bank’s lending functions.

Thomas M. Hagerty, 52

Director of the Corporation since November 2011. A managing director with Thomas H. Lee Partners, L.P. since 1992 and with the firm since 1988. Previously in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Director also of Black Knight Financial Services, LLC, Ceridian Corporation, Fidelity National Financial, Inc., Fidelity National Information Services, Inc., MGIC Investment Corp., MoneyGram International, Inc. and ServiceLink Holdings, LLC.

Director Qualifications:

•

More than 20 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

•

His service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions.

•	Risk management expertise obtained as a managing director at THL provides him valuable insights regarding the investment strategies.

Michael P. Harmon, 46

Director of the Corporation since October 2011. A managing director with the Global Principal Group of Oaktree Capital Management L.P., a registered investment advisor and affiliate of Oaktree Capital Group, LLC, where he has been responsible for sourcing, evaluating and managing private equity investments since 1997. Prior to this, positions in the Corporate Recovery Consulting group of Price Waterhouse and the Distressed Credits group at Society Corporation. Director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and director of American West Bank, a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares, AloStar Bancorp, Alliance Healthcare Services, Loving Care Agency, Osmose Holdings and Senior Home Care.

Director Qualifications:

•

Experience with financial services companies and risk management expertise obtained as a managing director at Oaktree analyzing and monitoring substantial investment positions gained through his work in private equity enables him to provide the Board with valuable insights.

•

Service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions that benefits the Board.

Roberto R. Herencia, 55

Director and Chairman of the Board since October 2011. President and CEO of BXM Holdings, a fund specializing in community bank investments, since October 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings, Inc. and its subsidiary Midwest Bank and Trust. Previously, he spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.’s subsidiary Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division. He has been an independent director and the chairman of the board of Byline Bancorp and its subsidiary bank, Byline Bank, since June 2013. Mr. Herencia has served, since November 2010, as an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, both bank holding companies based in Seattle, Washington; and as an independent director of Starbuck’s state non-member bank subsidiary, American West Bank, Spokane, Washington. Mr. Herencia was appointed in 2011 by President Obama to serve on the Overseas Private Investment Corporation’s Board of Directors and was renominated in April 2013. Mr. Herencia is a Trustee of the Museum of Science and Industry in Chicago, DePaul University, and Northwestern Memorial Foundation in Chicago. He serves on the Board of Directors of Junior Achievement of Chicago, the Navy Pier Corporation in Chicago, and Operation Hope in Los Angeles. Between 2003 and 2007, Mr. Herencia was a member of the Board of Directors of The ServiceMaster Company LLC, a public corporation, where he served as Chairman of its Audit and Finance Committee.

Director Qualifications:

•

Mr. Herencia is a financial services industry executive, consultant and leader with 31 years of broad experience in all aspects of community banking in the U.S. which provides the Board with valuable insight in the areas of leadership, strategic planning, and relationship banking.

•

Mr. Herencia’s vast experience in the financial institutions industry, as evidenced by his positions as CEO of a community bank that was publicly held while he was CEO, head of emerging markets at a major domestic and international bank and consultant to regulators, community banks and private equity investors has provided him with extensive experience in complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to regulatory compliance and risk management.

•

Mr. Herencia’s experience and designation as a financial expert and chairman of the audit committee of a publicly traded company and his role in various other audit committees of private and public companies enhance the Board’s understanding of complex financial matters and understanding of governance matters.

•

Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhance the Board’s understanding of the responsibilities and challenges of public companies.

David I. Matson, 70

Director of the Board since September 2013. Mr. Matson is a former bank executive with nearly forty years of banking experience. Mr. Matson entered the banking sector as a vice president and area manager at Wells Fargo Leasing, subsidiary of Wells Fargo & Company. In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010. During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; chief financial officer of the holding company and its subsidiary (Union Bank); and ultimately as its vice chairman and chief financial officer until his retirement in February 2010. Since 2010, Mr. Matson has served as an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of American West Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares.

Director Qualifications:

•

Mr. Matson is a financial services industry executive with over 38 years of experience in a wide variety of management roles requiring risk management and financial expertise which provides the Board with valuable insight into the financial services industry and in the areas of leadership, risk management and financial reporting.

•

Mr. Matson’s extensive experience overseeing risk management functions at Union Bank enables him to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

•

As vice chairman and chief financial officer of Union Bank’s finance group, Mr. Matson brings to the Board valuable insight with respect to finance operations, including corporate tax, strategic and financial planning, corporate development, mergers & acquisitions, and treasury functions.

José Menéndez-Cortada, 67

Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009. Of Counsel to Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, a full service firm specializing in Commercial, Real Estate and Construction Law. Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PricewaterhouseCoopers, LLP until 1976. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985, director of Tasis Dorado School since 2002, director of the Homebuilders Association of Puerto Rico from 2002 to November 2011, trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) since 2002 and chairman of the audit committee of that foundation since 2009.

Director Qualifications:

•

Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past Chairman of First BanCorp., enables him to assist the Board with its oversight responsibilities.

•

Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, PricewaterhouseCoopers, LLP and Bermudez, Longo, Díaz-Masso, LLC enhances the Board’s understanding of complex legal, tax, accounting and business issues.

•

Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association and Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

•

Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the outstanding shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Information About Executive Officers Who Are Not Directors

The executive officers of the Corporation and FirstBank, other than our President and Chief Executive Officer, are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges-González, 57

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 30 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges-González served as Executive Vice President of Administration of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from May 2004 until May 2009, where he was responsible for supervising the finance, operations, real estate, and administration functions in both the Puerto Rico and U.S. markets. Executive Vice President and Chief Financial, Operations and Administration Officer of Popular Inc.’s subsidiary Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges-González is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and of the Puerto Rico Society of Certified Public Accountants. Director of the Corporation’s subsidiaries First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Overseas Corp., First Insurance Agency, Inc., First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, and FirstBank Insurance Agency, Inc. Director of the Corporation’s subsidiary First Mortgage from August 2009 through December 2014.

Calixto García-Vélez, 47

Executive Vice President, Florida Region Executive and Special Assets Group Director

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Director of the Corporation’s Special Assets Group since 2010. Before that, President and CEO of Doral Bank, EVP and President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Donald Kafka, 55

Executive Vice President, Chief Operating Officer

Executive Vice President and Chief Operating Officer since January 2015. Mr. Kafka is a seasoned executive with over 30 years of financial services experience in the United States, Latin America and Asia with diverse positions in institutions such as Banesco International Corp, First Southern Bancorp and Citibank. Mr. Kafka began his professional career with Citibank where, during his 20-year tenure from 1982 to 2002, he held multiple domestic and international executive management positions, including Chief Operating Officer of the company’s Florida based Consumer Latin America North Division and President of the retail businesses in Venezuela and in Thailand. As the Chief Operating Officer of the Consumer Latin America North Division, he directed strategic planning, business development, financial management and day to day operations, interacting with specialized regional functional and product support areas. In 2003, he joined Florida-based First Southern Bancorp, an institution that provided banking products and services through its First Southern Bank franchise.

Mr. Kafka served as First Southern’s Chief Operating Officer and Chief Financial Officer from 2003 to 2010 and as its Chief Investment Officer from 2010 to 2012. From 2012 through the first quarter of 2014, Mr. Kafka was the General Manager for Banesco International Corp., a corporation which offers a wide range of banking, payment solutions and insurance financial services and products. Mr. Kafka earned his Bachelor degree in Engineering from Princeton University and holds a Master degree in Business Administration from Harvard Business School.

Ginoris López-Lay, 46

Executive Vice President and Retail & Business Banking Director

Executive Vice President of Retail and Business Banking since March 2010, responsible for the PR Retail Banking and Business Banking business. Joined First BanCorp in 2006 as Senior Vice President, leading the Retail Financial Services Division and establishing the Strategic Planning Department. Senior Vice President and Manager of the Strategic Planning and Marketing Division of Banco Popular de Puerto Rico from 1996 to 2005. Other positions at Banco Popular, after joining in 1989, included Vice President of Strategic Planning and Financial Analyst of the Finance and Strategic Planning Group. Member of the Board of Directors (since 2001) and Vice Chairman (since 2005) of the Center for the New Economy, a Puerto Rico nonpartisan institution which focuses on independent research and policy proposals on issues of economic growth and development, and advisor to the Board of Trustees of the Sacred Heart University from 2003 to 2004. Member of the advisory committee of the Governor, dealing with financing alternatives for small and medium sized businesses from 2011 through 2012. In 2012 was appointed to the advisory board of ComPRmetidos, a public-private partnership focused on leveraging the knowledge and connections of successful Puerto Ricans abroad in order to catalyze business opportunities to support economic development and industry competitiveness in Puerto Rico and in 2013 was appointed to the advisory Board of MMM, a company that provides health plan benefits to Medicare recipients.

Emilio Martinó-Valdés, 64

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico, a subsidiary of Santander Bancorp; Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of workout, credit administration, and portfolio assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico, a branch of Chase Manhattan Bank N.A., from 1986 to 1991. Director of the Corporation’s subsidiary First Mortgage, Inc. since October 2009.

T. Michael McDonald, 53

Executive Vice President and Business Group Executive

Executive Vice President and Business Group Executive since September 2012. Over his nearly 30-year career, Mr. McDonald has held numerous leadership roles within the financial services industry, including roles in the asset management, investment banking and commercial banking sectors. Prior to joining the Corporation, Mr. McDonald served as President and CEO of Popular Inc.’s subsidiary Popular Securities from 2007 until September 2012 and as Senior Vice President of Corporate Finance and Advisory Services of Banco Popular de Puerto Rico from 2003 to 2007. Mr. McDonald also served as Co-Head of Investment Banking at Citibank, N.A./Salomon Smith Barney from 1992 to 2003; as Director of Corporate Finance in Shawmut National Corporation in Boston, Massachusetts from 1988 to 1992; as Corporate Lending Officer — Latin America Division in The Chase Manhattan Bank, N.A in Puerto Rico from 1983 to 1986. Mr. McDonald is a FINRA-registered Series 24 general securities principal and holds the Series 7 securities license. During the past six years, Mr. McDonald has been a Board Member and Treasurer of Make-A-Wish Foundation.

Lawrence Odell, 66

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 31 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of the Corporation’s subsidiaries FirstBank Puerto Rico Securities Corp. and First Management of Puerto Rico since March 2009.

Cassan Pancham, 54

Executive Vice President and Business Group Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc. since 2005. Director of FirstMortgage from February 2010 through December 2014. Director of FirstBank Puerto Rico Securities Corp. from August 2010 through October 2012. Director of First Insurance Agency, Inc. from 2005 through November 2012. Formerly Vice President and General Manager of JP Morgan Chase Eastern Caribbean Region Banking Group from 1999 through October 2002, held various other management positions in Chase Manhattan Bank Caribbean business units beginning in 1985. Formerly a Member of the Governing Board of Directors of the Virgin Islands Port Authority from June 2007 and Chairman of the Board from January 2008 through January 2011.

Carlos Power Pietrantoni, 54

Executive Vice President and Consumer Lending Business Executive

Executive Vice President of Consumer Lending Business since April 2013, responsible for Consumer Banking Operations, Auto/Leasing Finance, Collections and Money Express Operations. Over 29 years of experience at FirstBank in Puerto Rico, which include the following positions: Senior Vice President and Consumer Lending Business Director from 2007 to 2013; Senior Vice President, General Manager of FirstFederal Finance Corp. DBA Money Express from 2000 to 2007; Vice President of Auto Finance Operations from 1990 to 2000; Accounting Officer in Consumer Lending Business from 1986 to 1989. President and Director of the Corporation’s subsidiaries FirstFederal Finance Corp, Director of FirstLeasing and Rental Corp and FirstExpress.

Nayda Rivera-Batista, 41

Executive Vice President, Chief Risk Officer

Executive Vice President since January 2008. Senior Vice President and Chief Risk Officer since April 2006. Senior Vice President and General Auditor from July 2002 through April 2006. She is a Certified Public Accountant, Certified Internal Auditor and Certified in Financial Forensics. More than 15 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 through January 2006. Director of the Corporation’s subsidiaries FirstBank Overseas Corp. and FirstBank Puerto Rico Securities Corp since October 2009. Director of the Corporation’s subsidiary First Mortgage from October 2009 through December 2014.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes various corporate governance matters including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The following policies, procedures and charters are available through our web site at www.firstbankpr.com, under

“Investor Relations — Corporate Governance”: our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee (or the “Compensation Committee”), the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Risk Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors. Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. The Code applies to each officer of the Corporation or its affiliates having any or all of the responsibilities and/or authority generally held by persons with the following titles, regardless of the officer’s formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board or the Audit Committee may grant waivers from compliance with this Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.firstbankpr.com. Neither the Board nor the Audit Committee received any requests for waivers under the Code in 2014 or through April 15, 2015.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

Independence of the Board of Directors and Director Nominees

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the SEC and our Independence Principles for Directors. Our Corporate Governance Guidelines and Principles requires that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporate the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Juan Acosta Reboyras, Luz A. Crespo, Robert Gormley, Thomas M. Hagerty, Michael P. Harmon, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán-Bermúdez, our President and Chief Executive Officer, is not considered to be independent as he is an employee of the Corporation. The independent directors meet in executive sessions without management present following regularly scheduled Board meetings.

Board Leadership Structure

We currently have an independent chairman separate from the chief executive officer. The Board believes it is important to maintain flexibility in its board leadership structure and has had in place different leadership structures over the past few years, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

Board’s Role in Risk Oversight

The Board oversees our enterprise risk management framework through the Risk Committee, Audit Committee, Credit Committee, Asset/Liability Committee, Compliance Committee, and Compensation and Benefits Committee. Each one of the Board designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of each committee’s members, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The Risk Committee of the Corporation assists the Board in its oversight of the Corporation’s management of the Corporation’s company-wide risk management framework. The Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing and maintaining an effective risk management framework. The Risk Committee’s duties and responsibilities are further detailed below under the Risk Committee section.

The Board’s role is to oversee this effort, recognizing that management is responsible for executing our risk management policies. The Board has the ultimate responsibility for defining the Corporation’s risk tolerances. Senior management is responsible for implementing the Corporation’s risk management strategies in such a way as to appropriately limit the risks the Corporation takes and ensure that the Corporation’s employees comply with policies and procedures and all applicable laws and regulations. In performing this function, the Board receives periodic reports from the Board designated committees and different members of senior management.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), as amended effective February 7, 2013, non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. Directors are required to achieve the ownership goal within three years after February 7, 2013 or the director’s initial appointment to the Board, whichever is later. The Guidelines are administrated by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines.

Communications with the Board

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or by e-mail to directors@firstbankpr.com. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8109. Concerns may also be communicated to the Board by calling the Hotline, also known as “Protejo lo de Uno”, at the toll-free telephone number 1-800-780-9526 or by email to thenetwork@firstbankpr.com. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the entire Audit Committee or the Board, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met twelve (12) times during fiscal year 2014. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2014 while such person was a director.

Board Attendance at Annual Meetings

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. Six of the then current eight members of the Board, Directors Aurelio Alemán, Robert Gormley, Roberto R. Herencia, David I. Matson, Fernando Rodriguez-Amaro and José Menéndez-Cortada, attended the 2014 Annual Meeting of Stockholders.

Board Committees

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee, the Compliance Committee and the Risk Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created for a specific purpose to focus on examining a particular subject or matter. These ad-hoc committees have a deadline by which they must complete their work, or expire. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2014 are set forth below. Each of the current members of the Board participated in at least 75% of the aggregate of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2014 while such person was a member of such committees.

The following table sets forth the committees of the Board on which the current members of the Board serve:

Name of Director	Audit Committee	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee	Risk Committee
Juan Acosta Reboyras	*					*
Aurelio Alemán-Bermúdez				*	*
Luz A . Crespo	*
Robert T. Gormley		*	*	*	C		*
Thomas M . Hagerty			*
Michael P. Harmon		*
Roberto R. Herencia	*	C	C	C	*	C	*
David I. Matson	C			*			C
José Menéndez-Cortada	*	*	*		*	*
* = Member
C = Chair

Audit Committee

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) our legal and regulatory compliance; (vi) the application of our related person transaction policy as established by the Board; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual proxy statement by the rules of the SEC.

Each member of the Audit Committee meets the applicable independence requirements and is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. David I. Matson, chairman of the Audit Committee since June 2014, is an audit committee financial expert, as defined by Item 407(d)(5) of Regulation S-K. For a brief description of Mr. David Matson’s relevant experience, please refer to the “Information With Respect To Nominees Standing For Election As Directors And With Respect To Executive Officers Of The Corporation” section above. Mr. Fernando Rodríguez-Amaro, who served as a member and chairman of the Audit Committee until his passing in June 2014, was also determined by the Board to be an audit committee financial expert within the definition of Item 407(d)(5) of Regulation S-K. The Audit Committee met a total of fifteen (15) times during fiscal year 2014.

Compensation and Benefits Committee

The Compensation Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements, including the enhanced independence requirements adopted by the NYSE as a result of the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee is responsible for the oversight of our compensation policies and practices, including the evaluation and recommendation to the Board of the salaries and incentive compensation programs for the executive officers and key employees of the Corporation. The Committee’s charter describes the following responsibilities and duties of the Committee, among others:

•	Review and approve the annual goals and objectives relevant to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.

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Evaluate the performance of the CEO and the other executive officers in light of the agreed upon goals and objectives and recommend to the Board for its approval the compensation level of the CEO and the other executive officers based on such evaluation.

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Establish and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentive awards (including equity-based incentive plans) of the CEO, the other executive officers and selected senior executives.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for key employees and evaluate its effectiveness in promoting stockholder value and company objectives.

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During the period of the Corporation’s participation in the U.S. Treasury Department Troubled Asset Relief Program Capital Purchase Program ( “TARP”), the Committee shall take necessary actions to comply with any applicable laws, rules and regulations related to TARP, including, without limitation, the completion of a certification that the Committee has completed a risk assessment of the

Corporation’s compensation arrangements and including this certification in the Compensation Discussion and Analysis disclosure in the Corporation’s annual proxy statement.

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Select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

a.	the provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other advisor;

b.	the amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other advisor, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other advisor;

c.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other advisor that are designed to prevent conflicts of interest;

d.	any business or personal relationship of the compensation consultant, legal counsel or other advisor with a member of the Committee;

e.	any stock of the Corporation owned by the compensation consultant, legal counsel or other advisor; and

f.	any business or personal relationship of the compensation consultant, legal counsel, other advisor or the person employing the advisor with an executive officer of the Corporation.

•	Be responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained by the Committee.

•	Carry out such other duties that may be delegated to it by the Board from time to time.

The Compensation Committee met a total of four (4) times during fiscal year 2014.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements.

The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

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Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the stockholders; and (ii) any Board vacancies that are to be filled by the Board.

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Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE, the SEC and our Independence Principles for Directors.

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As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Recommend to the Board on an annual basis, or as vacancies occur, one member of the Board to serve as Chairman (who also may be the chief executive officer).

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Evaluate and advise the Board whether the service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.

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Retain and terminate in its sole discretion outside consultants or search firms to advise the Committee regarding the identification and review of board candidates, including having the sole authority to approve such consultant’s or search firm’s fees, and other retention terms.

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Review annually our Insider Trading Policy to ensure continued compliance with applicable legal standards and corporate best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.

•	Develop, with the assistance of management, programs for director orientation and continuing director education.

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Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

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Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met a total of two (2) times during fiscal year 2014.

Identifying and Evaluating Nominees for Directors

The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the criteria listed below as well as the extent to which the interplay of the candidate’s attributes with those of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics; and

•	Business or other relevant experience.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the context of viewpoints, experience, skills, background and other demographics that could assist the Board in light of the Board’s composition at the time.

The Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the Committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146.

The Committee may use outside consultants to assist it in identifying candidates. Members of the Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board. In January of 2012, the Corporate Governance and Nominating Committee engaged Spencer Stuart, one of the world’s leading executive search firms, to conduct a comprehensive director search and assist the committee in the identification and evaluation of potential candidates to the Board. Mr. Gormley and Mr. Matson were recommended for consideration as directors by Spencer Stuart.

The Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established by the NYSE and in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the Committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Asset/Liability Committee

The Asset/Liability Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also include our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of the Corporation’s asset and liability management policies (the “ALM”) relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, and (v) the use of derivatives. In doing so, the Committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s ALM;

•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM;

•	The evaluation of the adequacy, effectiveness and compliance with the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process; and

•	The evaluation of the Corporation’s compliance with its risk management process related to the Corporation’s ALM.

The Asset/Liability Committee met a total of four (4) times during fiscal year 2014.

Credit Committee

The Credit Committee’s charter provides that this Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for

Directors, and also include our Chief Executive Officer and Chief Lending Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Credit Committee assists the Board in its oversight of the Corporation’s policies related to all aspects of the Corporation’s lending function, hereafter “Credit Management.” The purpose of the Committee is to review the quality of the Corporation’s credit portfolio and the trends affecting that portfolio; to oversee the effectiveness and administration of credit-related policies; to approve those loans as required by the lending authorities approved by the Board; and to report to the Board regarding Credit Management.

The Credit Committee met a total of fifteen (15) times during fiscal year 2014.

Compliance Committee

The Compliance Committee was established by the Board in June 2010 to assist the Board of the Bank in fulfilling its responsibility to ensure compliance by the Corporation and the Bank with the Consent Order entered into with the FDIC and the OCIF pursuant to which the Bank agreed to take certain actions designed to improve the financial condition of the Bank. In addition, the Committee assists the Board of the Corporation in fulfilling its responsibility with respect to compliance with the Written Agreement entered into with the Federal Reserve (the Consent Order and the Written Agreement are referred to jointly as the “Agreements”). Once the Agreements are terminated by the FDIC, OCIF and the Fed, the Committee will cease to exist.

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of this Committee meets the applicable independence requirements.

The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and consider the approval of the action plan and timeline developed by management to comply with the Agreements;

•	Monitor the implementation of the action plans developed to comply with the Agreements and address the issues identified in the most recent examination reports; and

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Assure that all deliverables pursuant to the Agreements that require Board approval are presented timely to the Boards to comply with the required timeframes established in the Agreements and delivered to the FDIC, OCIF, and FED in a timely manner in compliance with the required timeframes established in the Agreements.

The Compliance Committee met a total of eleven (11) times during fiscal year 2014.

Risk Committee

The Risk Committee assists the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Risk Committee’s charter provides that this Committee shall be composed of at least three directors of the Board who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, it states that at least one member will qualify as a “risk expert” as such term is defined under applicable rules promulgated under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will consider the experience of the designated member with risk management expertise, including, for example, background in risk management or oversight applicable to the size and complexity of the organization’s activities, attitude toward risk, and leadership capabilities. Each member will have an understanding of risk management and expertise commensurate with the Corporation’s size, complexity and capital structure.

The responsibilities and duties of the Risk Committee include, among others, the following:

•	Review and recommend to the Board the articulation and establishment of the Corporation’s risk tolerance and risk appetite.

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Review and discuss management’s assessment of the Corporation’s aggregate enterprise-wide profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives.

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Review and approve the risk management infrastructure and the critical risk management policies adopted by the organization, including the charter of the Corporation’s Executive Risk Management Committee.

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Oversee the strategies, policies, procedures, and systems established by management (which, in some cases, may be subject to the review and approval by another committee of the Board) to identify, assess, measure, and manage the major risks facing the Corporation, which may include an overview of the Corporation’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, market risk, reputational risk and capital and model risk.

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Oversee management’s activities with respect to capital planning, including stress testing and compliance with risk-based capital standards. Review and discuss with management the Corporation’s capital plan, regulatory capital ratios and internal capital adequacy assessment process.

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Oversee the governance of model risk through periodic review of the Corporation’s model risk profile and model validation schedule as well as reports covering the results of the validation of key models with discussions of key assumptions as appropriate.

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Receive reports from management and, if appropriate, other Board committees discussing the Corporation’s policies and procedures regarding the Corporation’s adherence to risk limits and its established risk tolerance and risk appetite or on selected risk topics as management or the Committee deems appropriate from time to time.

•	Establish guidelines for reporting and escalating risk issues. Discuss the guidelines with management to establish the risk reporting format, required content and frequency of collection and review.

•	Review and discuss with management risk assessments for new products and services.

•	Review and discuss with management significant regulatory reports of the Corporation and its subsidiaries related to the enterprise risks and remediation plans related to such enterprise risks.

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Review and assess the effectiveness of the company’s enterprise-wide risk assessment processes and recommend improvements, where appropriate; review and address, as appropriate, management’s corrective actions for deficiencies that arise with respect to the effectiveness of such programs.

•	Annually assess the Corporation’s institutional insurance programs.

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Meet periodically with other standing committees, including the Audit Committee, Credit Committee, Asset/Liability Committee and Corporate Governance and Nominating Committee on topics of common interest.

•	Together with the Asset/Liability Committee of the Board, review on an annual basis the Corporation’s contingency funding plan and recommend to the Board such plan’s approval.

•	Meet, through one or more members, not less than annually with the Compensation Committee of the Board to assist that committee in its review of the Corporation’s compensation practices.

•	Ensure that the Corporation’s Chief Risk Officer has sufficient stature, authority, and seniority within the Corporation and is independent from individual business units within the Corporation.

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Review the appointment, performance, and replacement of the Chief Risk Officer, including through annual discussions with management with respect to the Chief Risk officer’s performance evaluations and changes to his/her compensation.

•	As determined by the Committee, meet in separate executive sessions.

The Risk Committee met a total of nine (9) times during fiscal year 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board or the Audit Committee reviews all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock (“principal stockholder”) and any immediate family member of any of the foregoing persons (each, a “Related Person”) has an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider: (a) exceeds 5% of the Bank’s capital and unimpaired surplus or $25,000, whichever is greater, or (b) exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) addresses the reporting, review and approval or ratification of transactions with Related Persons. The Policy is not designed to prohibit all related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest in such transaction or arrangement. A Related Person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the Policy to be immaterial in nature. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, and the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a director, executive officer or principal stockholder or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be taken to the Audit Committee for their review and approval, ratification or rejection.

Any Related Person who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the general counsel, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the general counsel. The general counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy, and, upon such determination, must report the material facts respecting the transaction and the Related Person’s interest in such transaction to the Audit Committee for its review and approval, ratification or rejection. Any related party transaction in which the general counsel has a direct or indirect interest is evaluated directly by the Audit Committee.

If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate to the Corporation’s chief executive officer, chief risk officer, and general counsel, acting collectively, its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

Annually, the Audit Committee must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. The Audit Committee must notify the Board on a quarterly basis of all related person transactions considered by the Audit Committee.

In connection with considering a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider in light of the relevant facts and circumstances whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2014, certain Related Persons were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2014, the Corporation engaged, in the ordinary course of business, the legal services of Martínez Odell & Calabria. Mr. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012 at which time Mr. Odell entered into an Amended and Restated Employment Agreement with the Corporation. Mr. Odell’s interest in the Law Firm as a partner is being liquidated over an extended period of time. For a brief description of Mr. Odell’s Amended and Restated Employment Agreement, please refer to the “Employment Contracts, Termination of Employment, and Change in Control Arrangements” section. The Corporation has engaged the Law Firm to be the corporate and regulatory counsel to it and FirstBank. During fiscal year 2014, the Corporation paid $ 1,388,633 to the Law Firm for its legal services.

Our investment agreements with THL and Oaktree, as amended in connection with the purchase by THL and Oaktree of certain shares of Common Stock sold to other investors in the Capital Raise, provide them with various rights. We filed a registration statement under the Securities Act of 1933, as amended, to register the offers and sales of the shares of Common Stock that we sold in the Capital Raise, which filing became effective on February 14, 2012. In addition, pursuant to these agreements, we reimbursed THL and Oaktree $4 million each for expenses each incurred in connection with the Capital Raise. As noted above, each of THL and Oaktree has the right to designate a person to serve on our Board for as long as each of them owns at least 25% of the number of shares acquired in the Capital Raise. Consistent with our agreements with THL and Oaktree, we appointed Mr. Herencia to serve as our Chairman of the Board and appointed Messrs. Hagerty and Harmon as directors. In addition, we have satisfied the requirements in these agreements that we use our best efforts to nominate two additional directors to the Board and have a majority of our board consist of either investor designees or independent directors with banking or related financial management expertise. Our investment agreements with THL and Oaktree also include certain indemnification provisions. Finally, we have agreed to permit each of THL and Oaktree to acquire additional shares of Common Stock in the following circumstances: (a) for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that it acquired in the Capital Raise, each such investor will have the right to acquire from us at such time as we sell (i) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, an amount of securities up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities and (ii) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, to any investor to which we sold Common Stock in the Capital Raise an amount of securities up to the amount of new securities equal to the aggregate amount of new securities that we offer to sell to such other investor or its affiliates for the same price and on the same terms as such other offer or sale to such other investor or its affiliates and (b) for as long as each of THL and Oaktree, as applicable, owns in the aggregate at least as many shares of Common Stock as any other entity or group of affiliated entities, if we offer to sell to any entity or group of affiliated entities Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, that would cause that entity or group of affiliated entities to own more shares of Common Stock than THL or Oaktree, as applicable, we will offer to sell to each of THL and Oaktree, for the same price and on the same terms, a number of new securities such that THL or Oaktree, as applicable, will own an amount of shares of Common Stock, after giving effect to the conversion or exercise of such new securities into Common Stock, equal to the number of shares of Common Stock owned by such other entity or group of affiliated entities.

During the fourth quarter of 2014, the U.S. Treasury sold approximately 4.4 million shares of the Corporation’s common stock through its first pre-defined written trading plan. On March 9, 2015, the U.S. Treasury announced the sale of an additional 5 million shares through its second pre-defined written trading plan. As of the announcement date of March 9, 2015, the U.S. Treasury held 10,291,553 shares, or approximately 4.8% of the Corporation’s common stock, excluding the 1.3 million shares underlying a warrant exercisable at $3.29 per share. Back in 2013, the U.S. Treasury sold 13,261,356 shares of the Corporation’s common stock at $6.75 per share in a registered offering.

Our investment agreement with Wellington Management Company, L.L.P. (“Wellington”), pursuant to which it purchased from the Corporation shares of Common Stock having an aggregate purchase price of $69.8 million in the Capital Raise, provided Wellington with certain rights which are no longer in effect given Wellington’s disclosure in a Schedule 13G/A filed on February 12, 2015 that it beneficially owns 1,581,752 shares or 0.74% of the Common Stock as of December 31, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, the Compensation Committee consisted of directors Michael P. Harmon, Roberto R. Herencia, José Menéndez-Cortada, Fernando Rodríguez-Amaro (up to June 2014), and Robert Gormley (from June 2014 to present). During fiscal year 2014, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for attending meetings of the Board but not for attending meetings of the Board of Directors of the Bank. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán-Bermúdez, who was a director during fiscal year 2014, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Compensation Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. The most recent review was conducted by the Compensation Committee with the help of Frederick W. Cook & CO., Inc. (the “Review”) in 2012. The current compensation structure was approved by the Board in July 2012 based on the results of that Review.

Each director is paid fees for services as a Director in a total amount equal to $100,000 per year (such amount, the “Annual Fee”). Seventy-five percent (75%) of the Annual Fee is paid in cash and twenty-five percent (25%) is paid in the form of an annual grant of restricted stock (the “Restricted Stock”) under the Corporation’s 2008 Omnibus Incentive Plan, as amended on December 9, 2011. The annual cash retainers are payable on a monthly basis over a twelve-month period. The annual equity grant of Restricted Stock is subject to a one-year vesting period. In addition, the Directors may receive additional compensation in the form of retainers depending upon the Board committees on which they serve, as follows:

•	$25,000 additional annual cash retainer for the Chair of the Audit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Credit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Risk Committee;

•	$5,000 additional annual cash retainer for the Chairs of the Compensation, Corporate Governance and Nominating, Asset/Liability and Compliance Committees; and

•	$5,000 additional annual cash retainer for each member of the Audit, Credit, and Risk Committees other than the Chairs of such committees which receive a cash retainer of $25,000 as aforesaid.

Pursuant to the Review, the Board also approved a reduction in the director stock ownership requirement from shares of Common Stock having a fair market value of at least $250,000 to shares of Common Stock having a fair market value of at least $150,000, which ownership must be attained within a three-year period from the later of February 7, 2013 or commencement of Board service.

Additionally, in April 2014, the Board approved grants under the First BanCorp 2008 Omnibus Incentive Plan, as amended, of restricted stock to non-management directors valued at $150,000 (the “Special Restricted Stock”). The Special Restricted Stock award was made effective as of April 24, 2014. The Special Restricted Stock will vest solely on the basis of the passage of time ratably over a five-year period commencing on the grant date.

On October 27, 2011, the Corporation and Mr. Herencia entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Herencia receives an annual retainer of $400,000 for his services as the non-management chairman of the Board, including as chairman of the Board of Directors of the Corporation’s subsidiary bank, FirstBank Puerto Rico.

On September 29, 2014, upon the recommendation of the Compensation Committee, the Board of Directors of the Corporation approved the following revised compensation structure for the non-management Chairman of the Board, effective September 30, 2014. The Non-Management Chairman of the Board is entitled to receive total compensation of $1.6 million per year comprised of the following three components:

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$400,000 per year in a retainer payable monthly for his services as the non-management chairman of the Board, including as Chairman of the Board of Directors of the Bank consistent with the Letter Agreement.

•	$500,000 in a restricted stock grant, payable on a yearly basis in September. Grant would have a one-year vesting period with acceleration upon a change in control.

•	Special compensation of $700,000 payable on a yearly basis (consisting of $350,000 payable in September and $350,000 payable in March)

•	Payments would be to compensate for services for the subsequent six months.

•	In the event of termination for cause, or in the event of resignation, the unvested portion would be repaid to the Corporation.

•	In the event of a change in control or other separation event, the unvested portion would become vested.

In addition, the Board approved a onetime special compensation award of $150,000 which was paid on September 30, 2014.

In connection with the performance of his duties as non-management chairman, Mr. Herencia is entitled to reimbursement for certain expenses including costs related to office space and health insurance. Mr. Herencia’s compensation reflects his duties and responsibilities as non-management Chairman of the Board. Mr. Herencia does not receive any additional compensation for his duties and responsibilities as chairman of the Compensation, Corporate Governance & Nominating, Compliance, and Asset/Liability Committees or for his duties and responsibilities as a member of the Audit, Credit, and Risk Committees. As non-management chairman of the Board, Mr. Herencia’s duties include serving as the liaison for the non-management directors with the executive officers, meeting with the Corporation’s executive officers and other members of management on a regular basis, including to ensure appropriate oversight of the Corporation’s business, meeting on a regular basis with regulators, handling all Board matters, including developing, with the input of management, the agenda for Board meetings, and leading executive sessions of and interfacing with the non-management directors. These duties and responsibilities, as well as his duties as chairman of three of the Corporation’s Board committees and membership on three other committees, are extensive and time-consuming.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings or performance of other services for the Corporation in their capacities as directors.

The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($ )	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Juan Acosta Reboyras(b)	31,249	174,991	—	—	—	—	206,240
Robert T. Gormley	107,919	174,993	—	—	—	—	282,912
Thomas M . Hagerty	75,000	174,993	—	—	—	—	249,993
Michael P. Harmon	75,000	174,993	—	—	—	—	249,993
Roberto R. Herencia	900,000	674,993	—	—	—	—	1,574,993
David I. Matson	114,584	174,993	—	—	—	—	289,577
José Menéndez-Cortada	84,996	174,993	—	—	—	—	259,989
Fernando Rodríguez-Amaro(c)	45,835	149,998	—	—	—	—	195,833

(a)	Represents the payment of the annual Restricted Stock and the Special Restricted Stock. The Special Restricted Stock and the Restricted Stock were made effective as of April 24, 2014 and August 28, 2014, respectively. In addition, with respect to Roberto Herencia, also includes the $500,000 award payable in restricted stock made effective as of September 30, 2014. As of December 31, 2014, our non-executive directors owned the following shares of restricted stock: Mr. Juan Acosta Reboyras, 34,178; Mr. Gormley, 35,002; Mr. Hagerty, 35,002; Mr. Harmon, 35,002; Mr. Herencia, 140,265; Mr. Matson, 35,002; and Mr. Menéndez-Cortada, 35,002. . Mr. Rodríguez Amaro’s 33,823 shares of restricted stock vested upon his death on June 4, 2014 pursuant to the acceleration of vesting upon death provision.

(b)	Effective September 8, 2014, Juan Acosta Reboyras became a director of the Corporation.

(c)	On June 4, 2014, Fernando Rodríguez Amaro ceased to be a director of the Corporation.

PROPOSAL NO. 2

NON-BINDING APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background of the Proposal

Section 111(e) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), imposes a number of requirements on financial institutions, such as the Corporation, which received an investment under TARP from the U.S. Treasury. ARRA requires recipients of TARP financial assistance to seek a separate, non-binding stockholder vote to approve the compensation of the Named Executive Officers at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding. Because this stockholder vote is advisory, it is not binding upon the Board or construed as overruling any decision by the Board. However, the Compensation Committee takes into account the outcome of the vote when considering future executive compensation arrangements. The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executive Officers’ compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The Proxy Statement discloses all material information regarding the compensation of the Corporation’s Named Executive Officers so that stockholders can evaluate the Corporation’s approach to compensating its executives. The Corporation and the Compensation Committee continually monitor executive compensation programs in order to adopt changes that are consistent with the restrictions imposed on recipients of TARP financial assistance and that reflect best practices in the market, as well as general economic, regulatory and legislative developments affecting executive compensation. The Corporation’s compensation policies and procedures are designed to promote a performance-based culture by providing for higher pay for superior performance and to align the interests of stockholders and executives by linking a substantial portion of compensation to the

Corporation’s performance, without encouraging executives to take unnecessary and excessive risks. Although certain incentive payments are prohibited by TARP, the Corporation continues to seek to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders.

In 2014, the Compensation Committee, with the assistance of its compensation consultant, performed an analysis of the Corporation’s executive compensation structure. As a result of the review, the Compensation Committee positioned our Named Executive Officers’ total direct compensation within a range of the 50th to the 75th percentile of the compensation paid for similar positions by the 2014 peer group with differences between the NEOs within that range based upon corporate and individual performance, experience, responsibilities and other factors it deemed relevant. The Compensation Committee also assesses competitiveness of the position and recruiting pressures, which potentially may threaten the ability of the Corporation to attract and retain key executives. As a result, on March 27, 2014, the independent members of the Board, in response to the Compensation Committee’s recommendations, approved (i) increases in the cash amounts of base salary paid to Messrs. Alemán-Bermúdez and García-Vélez; (ii) increases in the issuance of the Common Stock component of base salary (“salary stock”) to Messrs. Alemán-Bermúdez and Berges-González ; and (iii) grants of TARP-compliant restricted stock to each Named Executive Officer. As a result, each of the Named Executive Officer’s compensation resulted as follows, as compared to 2013:

Named Executive Officer		Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary	Restricted Stock	Total Direct Compensation
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	2014	$880,000	$600,000	$1,480,000	$740,000	$2,220,000
	2013	$850,000	$500,000	$1,350,000	$675,000	$2,025,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	2014	$600,000	$200,000	$800,000	$400,000	$1,200,000
	2013	$600,000	$125,000	$725,000	$362,000	$1,087,000
Calixto García-Vélez, Executive Vice President	2014	$550,000	$175,000	$725,000	$363,000	$1,088,000
	2013	$486,000	$175,000	$661,000	$331,000	$992,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the	2014	$550,000	$75,000	$625,000	$313,000	$938,000
Board of Directors	2013	$550,000	$75,000	$625,000	$313,000	$938,000

Cassan Pancham, Executive Vice President	2014	$400,000	$150,000	$550,000	$220,000	$770,000
	2013	$400,000	$150,000	$550,000	$275,000	$825,000

The restricted stock awards made on March 27, 2014 are under the First BanCorp 2008 Omnibus Incentive Plan, as amended. The shares of restricted stock will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Once initially vested, however, the shares are subject to transferability restrictions contingent on the repayment of TARP as required by the EESA, as amended by ARRA (the “Transferability Restrictions”). The Transferability Restrictions terminated in 25% increments based on the recovery by the U.S. Treasury of their original investment in the Corporation (e.g., when at least 25% of TARP assistance is recovered, 25% of the vested shares become transferable). Given the Transferability Restrictions, which could result in the forfeiture of certain of the additional shares awarded to the extent the U.S. Treasury does not recover the full amount of its original investment, the number of shares to be eventually transferred to the Named Executive Officers will not be known until the U.S. Treasury has sold all of its investment in the Corporation.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

“RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and the disclosures regarding the Named Executive Officers’ compensation provided in the various tables, and the accompanying narrative disclosures, included in this Proxy Statement for the 2015 Annual Meeting of Stockholders.”

At the 2014 Annual Meeting of Stockholders, the 2013 compensation of the Corporation’s Named Executive Officers was approved by approximately 83% of the votes cast. The Board and the Compensation Committee considered this approval rate in making the 2014 pay decisions for the Named Executive Officers.

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE CORPORATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background of the Proposal

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Corporation’s independent registered public accounting firm. The Audit Committee selected the firm of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2015. While stockholder ratification is not required by the Corporation’s Restated Articles of Incorporation, By-Laws or otherwise, the Board is submitting the appointment of KPMG to the stockholders for ratification as part of good corporate governance practices. The Audit Committee will take into account the outcome of the vote in determining whether to appoint KPMG in the future. KPMG will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

Required Vote

Approval of this Proposal No. 3 regarding ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2014 with management and KPMG LLP, the Corporation’s independent registered public accountants. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent.”

The members of the Audit Committee are not engaged professionally in rendering auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Audit Committee relies, without independent verification, on the information provided and on the representations made by management that the Corporation’s internal control over financial reporting is effective, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The Audit Committee also relies on the opinions of the independent registered public accounting firm on the consolidated financial statements and on the effectiveness of internal control over financial reporting.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

This report is provided by the members of the Audit Committee:

Juan Acosta Reboyras

Luz A. Crespo

Roberto Herencia

David I. Matson (Chairman)

José Menéndez-Cortada

AUDIT FEES

The total fees paid or accrued by the Corporation for professional services rendered by KPMG LLP for the year ended December 31, 2014 and December 31, 2013 were $2,631,800 and $2,342,185, respectively, distributed as follows:

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Audit Fees: $2,381,150 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2014 and $2,292,185 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2013.

•	Audit-Related Fees: $50,000 in each of 2014 and 2013 for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: none in 2014 and 2013.

•	All Other Fees: $199,000 in 2014 related to model validation services and $1,650 in each of 2014 and 2013 related to fees paid for access to an accounting and auditing electronic library.

The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation of services or any increases in the fees agreed to in such negotiation are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s executive compensation program, the process for determining executive officer compensation, and the elements of the compensation of the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation (referred to throughout this proxy statement as the “Named Executive Officers”).

The executive compensation program is administered by the Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual goals and performance objectives relevant to the CEO’s and other executive officers’ compensation. The Compensation Committee is also responsible for evaluating and recommending to the Board the amounts of base salaries, annual incentives and long-term equity incentive awards for the CEO and other Named Executive Officers, other executive vice presidents and other selected officers of the Corporation.

Executive Summary

The Corporation is a TARP participant and subject to certain executive compensation restrictions under EESA, as amended by ARRA, and the rules and regulations promulgated thereunder. Since the Corporation’s issuance of equity to the U.S. Treasury in 2009, the U.S. Treasury’s investment in the Corporation’s Common Stock has declined from the 32.9 million shares it received upon the conversion of its 424,174 shares of the Corporation’s fixed rate, Cumulative Mandatorily convertible Preferred Stock, Series G, in October 2011 to 10,291,553 shares of Common Stock, or approximately 4.8%, that it held as of March 2015, excluding the shares underlying the U.S. Treasury’s warrant. The Corporation is subject to the executive compensation restrictions as long as the U.S. Treasury is a common stockholder.

All the Named Executive Officers were subject to the executive compensation restrictions in 2014. In 2014, the Compensation Committee reviewed the compensation paid to the CEO and the other Named Executive Officers in order to ensure that it was delivering a compensation package that serves the business objectives of the Corporation and is consistent with the Corporation’s compensation philosophy, while complying with the EESA and ARRA executive compensation restrictions. The Compensation Committee considered various factors, including comparative compensation data for peer companies, the Corporation’s performance, and the individual performance of each of the Named Executive Officers. As a result of this review, and as explained in more detail below, in March 2014, the Compensation Committee recommended, and the independent members of the Board approved, (i) increases to the cash amounts of base salary paid to Messrs. Alemán-Bermúdez and

García-Vélez; (ii) increases in the issuance of salary stock to Messrs. Alemán-Bermúdez and Berges-González; and (iii) grants of TARP-compliant restricted stock to each of the Named Executive Officers.

Executive Compensation Policy

The Corporation has in place an executive compensation structure designed to help attract, motivate, reward and retain highly qualified executives. The compensation program is designed to fairly reflect, in the judgment of the Compensation Committee, the Corporation’s performance, and the responsibilities and personal performance of the individual executives, while assuring that the compensation program reflects principles of sound risk management and performance metrics consistent with long-term contributions to sustained profitability, as well as fidelity to expected values and conduct. To support those goals, the Corporation’s policy prior to the Corporation’s participation in TARP was to provide its Named Executive Officers with a competitive base salary, an annual incentive, a long-term equity incentive and other fringe benefits. Currently, Named Executive Officers’ pay opportunity has been significantly reduced and the short-term incentive component has not been paid since 2009 for those executives covered by TARP restrictions.

The executive compensation restrictions under EESA, as amended by ARRA, and the rules and regulations thereunder, as well as under U.S. regulations and under the agreement pursuant to which the Corporation sold preferred stock to the U.S. Treasury apply to what the U.S. Treasury refers to as the Corporation’s Senior Executive Officers, which include our Named Executive Officers. As a result of these restrictions, the Corporation:

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Must prohibit the payment or accrual of any bonus payments to the Corporation’s Named Executive Officers and the ten (10) next most highly-compensated employees (“MHCEs”), except for (a) long-term restricted stock if it satisfies the following requirements: (i) the value of the grant may not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation is granted, (ii) no portion of the grant may vest before two years after the grant date and (iii) the grant must be subject to a further restriction on transfer or payment in accordance with the repayment of TARP funds, the Transferability Restriction; and (b) bonus payments required to be paid pursuant to written employment agreements executed on or before February 11, 2009.

•	Cannot make any “golden parachute payments” to its Named Executive Officers or the next five MHCEs.

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Must require that any bonus, incentive and retention amounts paid made to the Named Executive Officers and the next 20 MHCEs are subject to recovery if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

•	Must prohibit any compensation plan that would encourage manipulation of reported earnings.

•	At least every six months, must discuss, evaluate and review with the senior risk officers any risks (including long-term and short-term risks) that could threaten the value of the Corporation.

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Must make annual disclosures to the U.S. Treasury of, among other information, perquisites whose total value during the year exceeds $25,000 for any of the Named Executive Officers or the next ten (10) MHCEs and provide a narrative description of the amount and nature of those perquisites, and a justification for offering them.

TARP Related Actions — Amendments to Executive Compensation Program

As required by ARRA, a number of amendments were made to our executive compensation program; these are:

•	Bonuses and other incentive payments to Named Executive Officers and the next ten (10) MHCEs have been prohibited during the TARP period.

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Employment agreements were amended to provide that benefits to the executives shall be construed and interpreted at all times when the U.S. Treasury maintains any debt or equity investment in the Corporation in a manner consistent with EESA and ARRA, and all such agreements shall be deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by EESA and ARRA.

•	The change of control provisions previously applicable to Named Executive Officers and the next five (5) MHCEs have been suspended during the TARP period.

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A recovery or “clawback” acknowledgment has been signed by each of the Named Executive Officers and the next twenty (20) MHCEs under which they acknowledge, understand and agree to the return of any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics.

Once the U.S. Treasury is no longer a security holder, the Corporation anticipates a complete re-evaluation of base salaries and annual and long-term incentive programs to ensure that they align strategically with the needs of the business and the competitive market at that time.

Pay for Performance

The Corporation has a performance-oriented executive compensation program that is designed to support its corporate strategic goals, including earnings growth and stockholder value appreciation. The compensation structure reflects the belief that executive compensation must, to a large extent, be at risk, so that the amount earned depends on achieving rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. Given TARP restrictions, the Corporation’s ability to pay certain performance incentives is limited. Specifically, as noted above, the restrictions prohibit the payment of bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock. Nevertheless, despite our being subject to TARP restrictions, we continue to strive to align pay and performance within these guidelines. For example, the process of establishing annual goals for our Named Executive Officers and measuring against those goals is still maintained although no bonus payments are paid as a result of goal achievement. Our programs and pay decisions are designed to focus our Named Executive Officers on certain strategic value levers established by the Corporation, while aligning their interests with those of our stockholders through stock-based compensation.

Market Competitiveness

Historically, the Corporation targeted total compensation, including base salaries, annual target incentive opportunities, and long-term target incentive opportunities, including equity-based incentives, at the 75th percentile of compensation paid by publicly-held peer companies. In 2014, the Compensation Committee, with the assistance of its compensation consultant, performed an analysis of the Corporation’s executive compensation. As a result of the review, the Compensation Committee positioned our Named Executive Officers’ total direct compensation within the 50th and the 75th percentile range of the comparative compensation data with individual decisions within that range based upon the Corporation’s performance, individual performance, experience, responsibilities and other factors it deemed relevant. The Compensation Committee also assesses competitiveness of the position and recruiting pressures, which potentially may threaten the ability to attract and retain key executives. The Compensation Committee will exercise its discretion in adjusting compensation as necessary and appropriate to ensure an effective and stable management team.

The Compensation Committee does not have a stated policy regarding the ratio of compensation paid to the CEO relative to the other Named Executive Officers or other employees. In making pay determinations, the Committee considers the level and mix of compensation paid to the Named Executive Officers relative to the Committee’s compensation philosophy, the data provided by its compensation consultant and the individual factors mentioned above. We will continue to monitor market competitive levels and, if permissible under our agreement with the U.S. Treasury, the Compensation Committee will make adjustments as appropriate to align executive officer pay with our stated pay philosophy and desire to drive a strong performance oriented culture.

Compensation Review Process

The Compensation Committee typically reviews and makes compensation recommendations to the independent Board members for the CEO, the Named Executive Officers, and other selected senior executives in the first quarter of each year based on an evaluation of compensation paid by peers and the Corporation’s performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of an executive as it relates to the accomplishment of the goals and performance objectives set forth for the executive for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

Role of the Compensation Consultant

The role of the outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive and director compensation reviews including market competition assessments, and develop executive and director compensation recommendations for the Compensation Committee’s consideration. The compensation consultant communicates directly and is available to participate in executive sessions with the Compensation Committee. In that regard, a representative of the executive compensation consultant attends selected meetings of the Compensation Committee during which the representative assists the Compensation Committee in making specific executive compensation decisions. Pearl Meyer & Partners (“PM&P”) has been the Compensation Committee’s executive compensation consultant since February 2013 when the Compensation Committee retained PM&P.

PM&P reports directly to the Compensation Committee and does not provide any other services to the Corporation. The Compensation Committee has analyzed whether the work of PM&P as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Company by PM&P; (ii) the amount of fees from the Company paid to PM&P as a percentage of PM&P’s total revenue; (iii) PM&P’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of PM&P or the individual compensation advisors employed by PM&P with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by PM&P or the individual compensation advisors employed by PM&P. The Compensation Committee has determined, based on its analysis of the above factors that the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants to the Compensation Committee has not created any conflict of interest.

Benchmarking and Compensation Analysis

During the first months of 2014, PM&P reviewed the results of surveys of executive compensation practices to provide representative market information in evaluating the competitiveness of the Corporation’s then current compensation structure and assisted the Corporation in identifying a peer group for a comprehensive analysis that compared financial results and compensation data for a group of publicly-held peer companies. The companies were selected based on similar distinguishing criteria, including, but not limited to, a common industry, market capitalization, and business mix. The majority of the peers are focused on commercial and consumer/retail banking, and have similar head count and financial and geographic criteria. The Compensation Committee will evaluate the peer group periodically, with PM&P’s assistance, to assure that the identified peers remain pertinent to the Corporation.

The members of the peer group for fiscal year 2014, consisting of U.S. and Puerto Rico regional banks and thrift and mortgage finance companies with total 2013 year-end assets of between $8 and $36 billion (median assets of $16.5 billion), were as follows:

Popular, Inc.	Valley National Bancorp
BOK Financial Corporation	IBERIABANK Corporation
Synovus Financial Corp.	BancorpSouth, Inc.
First Horizon National Corporation	F.N.B. Corporation
Associated Banc-Corp	International Bancshares Corporation
Cullen/Frost Bankers, Inc.	Trustmark Corporation
Webster Financial Corporation	Texas Capital Bancshares, Inc.
Hancock Holding Company	Old National Bancorp
Susquehanna Bancshares, Inc.	Doral Financial Corporation
TCF Financial Corporation	First Midwest Bancorp, Inc.
Fulton Financial Corporation	United Bankshares, Inc.
Prosperity Bancshares, Inc.	OFG Bancorp

Elements of Executive Compensation

The elements of the Corporation’s regular total compensation program (not all elements of which are currently active because of the TARP requirements) and the objectives of each element are identified below:

•	Base salary.

•	Annual incentives.

•	Long-term equity incentives.

•	Other compensation.

Each element of the compensation structure is intended to support and promote the following results and behavior:

•	Reward for strong performance.

•	Attract and retain the talent needed to execute our strategy and ultimately deliver value to stockholders.

•	Deliver a compensation package that is competitive with the market and commensurate with the performance delivered.

Base Salary

Base salary is the basic element of direct compensation, designed to reward an individual’s performance and level of experience. In setting base salary amounts, independent members of the Board take into consideration the experience, skills, knowledge and responsibilities required of each of the Named Executive Officers in his/her roles, the individual’s achievement of pre-determined goals and objectives, the Corporation’s performance, and marketplace salary data to help ensure that base salaries of the Corporation’s Named Executive Officers are competitive with the base salaries of comparable executive officers in peer group companies. The Board seeks to maintain base salaries that are competitive with the marketplace to allow it to attract and retain executive talent.

The Compensation Committee considered the comparative compensation information for the 2014 peer group in its March 2014 decision to increase the total base salary amounts paid to Messrs. Alemán-Bermúdez, Berges-González and García-Velez. As a result of these decisions, the Named Executive Officers’ base salary levels better align the total base salary with the base salary of the equivalent officers at the 2014 peer group. The Compensation Committee believed that the salary adjustments were critical to retaining our Named Executive Officers and ensuring continuity of a management team that has been working on the critical task of improving the Corporation’s financial results and long-term profitability. The Compensation Committee will periodically assess the competitiveness of its executive compensation structure through internal research and external studies conducted by its independent compensation consultant.

The Compensation Committee determined the ratio of cash base salary to salary stock based on its analysis of base salaries of executive officers in comparable positions at its peer companies. The base salary amounts in cash and salary stock paid to the Named Executive Officers for fiscal year 2014, as compared to 2013, are indicated in the table below.

Named Executive Officer		Base Salary Paid in Cash	Base Salary Paid in Common Stock(a)	Total Base Salary
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	2014	$880,000	$600,000	$1,480,000
	2013	$850,000	$500,000	$1,350,000
Orlando Berges -González, Executive Vice President and Chief Financial Officer	2014	$600,000	$200,000	$800,000
	2013	$600,000	$125,000	$725,000

Calixto García-Vélez, Executive Vice President	2014	$550,000	$175,000	$725,000
	2013	$486,000	$175,000	$661,000

Lawrence Odell, Executive Vice President, General	2014	$550,000	$75,000	$625,000
Counsel and Secretary of the Board of Directors	2013	$550,000	$75,000	$625,000

Cassan Pancham, Executive Vice President	2014	$400,000	$150,000	$550,000
	2013	$400,000	$150,000	$550,000

(a)	The shares to be issued in connection with the salary stock are to be issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice in 2014.

In 2014, the Corporation issued 223,208 shares of salary stock to its Named Executive Officers and withheld from this amount 76,763 shares of Common Stock to cover employee payroll and income tax withholding liabilities; these shares are held as treasury shares. The Corporation paid any fractional share of salary stock that the Named Executive Officer was entitled to in cash.

Annual Incentive

Generally, the annual incentive element of the Corporation’s executive compensation program is designed to provide cash bonuses to executive officers who generate strong corporate financial performance and, therefore, seeks to link the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria may include objectives and goals that may not specifically and directly relate to financial matters, but relate to actions that would protect the financial soundness of the Corporation.

In light of the restrictions imposed under TARP, this component of compensation has been suspended during the TARP period with respect to our Named Executive Officers and the next ten (10) most highly compensated employees. Hence, no incentive bonus has been or will be earned or paid to our Named Executive Officers and the next ten (10) most highly compensated employees during such period, although Christmas bonuses, which are paid to all employees in nominal amounts, have also been paid to all of the Corporation’s employees, including the Named Executive Officers. Although, no payments are made for annual incentives, all the executives that are affected by the TARP restrictions continue to have goals established under the program. The reason for establishing these goals, which are consistent with our pay-for-performance philosophy, is to set expectations, to measure performance, and to have a basis for changes to executives’ compensation that are not prohibited by the executive compensation restrictions.

Long-Term Equity Incentive

The long-term equity incentive executive compensation structure approved by the Board provides a variable pay opportunity for long-term performance through restricted stock grants designed to reward overall corporate performance. The award is intended to align the interests of the Named Executive Officers directly to the interests of stockholders and is an important retention tool for the Corporation. Although TARP has limited the size of long-term target awards for the Corporation’s Named Executive Officers, the Compensation Committee continues to consider the performance and contribution of each Named Executive Officer to the strategic objectives of the Corporation to determine the amounts of these awards. Under TARP, the Corporation may only award incentives to Named Executive Officers in the form of restricted stock. In accordance with TARP limitations, the Named Executive Officers were eligible for a long-term restricted stock grant of up to one-third of their total annual compensation.

Effective March 27, 2014, the independent members of the Board approved grants under the First BanCorp. 2008 Omnibus Incentive Plan, as amended, of restricted stock to the Named Executive Officers. The peer data also was considered in determining the sizes of the restricted stock awards made to each Named Executive Officer. These shares of restricted stock will vest as follows, subject to the Transferability Restrictions: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Since the U.S. Treasury has sold more than 50% of the Common Stock it initially received, the Named Executive Officers will be entitled to sell all of the shares that vest on the second anniversary date of the grant. Given the Transferability Restrictions, which as explained above could result in the forfeiture of certain of the rest of the shares awarded, the number of shares to be eventually transferred to the Named Executive Officers will not be known until the U.S. Treasury has sold all of its investment in the Corporation.

The Named Executive Officers were granted the following restricted stock awards in 2014:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded(a)
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	140,952	$740,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	76,190	$400,000
Calixto García-Vélez, Executive Vice President	69,142	$363,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board of Directors	59,619	$313,000
Cassan Pancham, Executive Vice President	41,904	$220,000

(a)	Fair market value of the stock awarded was determined using the closing price of the Corporation’s Common Stock on March 27, 2014 ($5.25), the grant date of the award.

In addition to base salary, equity grants represent the only other means for compensating the Corporation’s Named Executive Officers, whose total compensation opportunity has been significantly reduced under the TARP restrictions. The Compensation Committee believes that paying in equity (rather than increasing the cash salary amount paid) is an effective way to align executives with stockholder interests.

Other Compensation

The use of personal benefits and perquisites as an element of compensation in the Corporation’s 2014 executive compensation program is limited. The Named Executive Officers have been provided with a corporate-owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of other employees). Like all other employees, the Named Executive Officers may participate in the Corporation’s defined contribution retirement plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with personal security and a driver solely for business purposes.

2015 Compensation Decisions

Effective March 20, 2015, the independent members of the Board determined to increase the salary amounts paid to the Named Executive Officers for fiscal year 2015 primarily by paying the increased salary amounts in the form of shares of Common Stock, instead of cash.

The base salary amounts in cash and Common Stock, as adjusted to be paid to the Named Executive Officers for fiscal year 2015, are as indicated in the table below.

Named Executive Officer	Base Salary - Paid in Cash	Base Salary - Paid in Common Stock	Total Base Salary
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	$880,000	$880,000	$1,760,000
Orlando Berges-González, Executive Vice President and Chief Financial Officer	$600,000	$320,000	$920,000
Calixto García-Vélez, Executive Vice President	$550,000	$230,000	$780,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board	$550,000	$120,000	$670,000
Cassan Pancham, Executive Vice President	$400,000	$180,000	$580,000

Additionally, effective March 20, 2015, the independent members of the Board of Directors of the Corporation approved grants of restricted stock to the Named Executive Officers. Consistent with TARP requirements, the restricted stock issued will vest as follows: fifty percent (50%) of the shares on the second anniversary date of the grant and the remaining fifty percent (50%) on the third anniversary date of the grant. Notwithstanding the terms of the restricted stock, given the Transferability Restrictions, which as explained above could result in the forfeiture of certain of the shares awarded, the number of shares to be transferred to each Named Executive Officer will not be known until the U.S. Treasury has sold all of its investment in the Corporation.

Each Named Executive Officers was granted the following restricted stock awards in March 2015:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded(a)
Aurelio Alemán-Bermúdez, President and Chief Executive Officer	138,364	$879,995
Orlando Berges-González, Executive Vice President and Chief Financial Officer	72,327	$460,000
Calixto García-Vélez, Executive Vice President	61,230	$389,995
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board	47,169	$299,995
Cassan Pancham, Executive Vice President	42,452	$269,995

(a)	Fair market value of the stock awarded was determined using the closing price of the Corporation’s Common Stock on March 20, 2015 ($6.36), the grant date of the award.

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The Summary Compensation Table set forth below discloses compensation of the Named Executive Officers of the Corporation.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)

Aurelio Alemán-Bermúdez	2014	873,077	1,200	1,316,921	—	—	—	58,418	2,249,616
President and	2013	850,102	1,200	1,174,896	—	—	—	57,188	2,083,386
Chief Executive Officer	2012	824,231	1,200	375,000	—	—	—	55,217	1,255,648

Orlando Berges -González	2014	600,000	1,200	582,690	—	—	—	7,703	1,191,593
Executive Vice President and	2013	600,101	1,200	486,898	—	—	—	9,814	1,098,013
Chief Fiancial Officer	2012	600,000	1,200	300,000	—	—	—	8,924	910,124

Calixto García-Vélez	2014	535,231	1,200	537,996	—	—	—	75,554	1,149,981
Executive Vice President and	2013	486,115	1,200	505,884	—	—	—	72,845	1,066,044
Florida Region Executive	2012	446,877	1,200	200,000	—	—	—	83,560	731,637

Lawrence Odell	2014	550,000	1,200	388,000	—	—	—	7,938	947,138
Executive Vice President,	2013	550,110	1,200	387,889	—	—	—	8,356	947,555
General Counsel and Secretary of the Board of Directors	2012	588,294	1,200	288,000	—	—	—	4,263	881,757

Cassan Pancham	2014	400,000	1,200	369,996	—	—	—	70,521	841,717
Executive Veice President	2013	399,815	1,200	424,888	—	—	—	87,069	912,972
Business Group Executive	2012	370,689	1,200	180,000	—	—	—	84,899	636,788

(a)	During 2013 and 2014, the Compensation Committee has awarded stock to the Named Executive Officers as a component of their base salaries; salary stock is reflected in the Stock Awards column together with awards of restricted stock.

(b)	The column includes the Christmas bonus, which is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid during 2012 through 2014 six percent (6%) of the employees’ base salary up to $1,200.

(c)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):

Name and Principal Position	Year	Company- owned Vehicles ($)	1165(e) Plan Contribution ($)(a)	Security ($)	Memberships & Dues ($)	Housing ($)(b)	Utilities ($)(b)	Dependents Tuition ($)(c)	Life Insurance ($)(d)	Total ($)
Aurelio Alemán-Bermúdez	2014	4,829	1,241	40,164	11,503	—	—	—	681	58,418
	2013	4,838	1,190	38,159	12,341	—	—	—	660	57,188
	2012	6,652	2,918	37,675	7,312	—	—	—	660	55,217

Orlando Berges-González	2014	1,505	1,173	—	4,344	—	—	—	681	7,703
	2013	2,759	2,319	—	4,076	—	—	—	660	9,814
	2012	2,572	2,499	—	3,193	—	—	—	660	8,924

Calixto García-Vélez	2014	2,143	1,518	—	—	67,200	2,773	—	1,920	75,554
	2013	2,668	1,057	—	—	67,200	—	—	1,920	72,845
	2012	8,525	2,453	—	3,462	67,200	—	—	1,920	83,560

Lawrence Odell	2014	1,727	—	—	5,530	—	—	—	681	7,938
	2013	2,346	—	—	5,350	—	—	—	660	8,356
	2012	3,603	—	—	—	—	—	—	660	4,263

Cassan Pancham	2014	871	1,943	—	495	60,000	6,531	—	681	70,521
	2013	2,903	1,874	—	5,100	60,000	—	16,532	660	87,069
	2012	5,303	3,246	—	850	60,000	—	14,840	660	84,899

(a)	Includes the Corporation’s contribution to the executive’s account in the Defined Contribution Retirement Plan.

(b)	With respect to Mr. Calixto García-Vélez, consists of cost of reimbursement for and related tax gross up amount for housing expenses paid to Mr. Calixto García-Vélez as a result of his employment as executive vice president of the Florida operations. With respect to Mr. Cassan Pancham, consists of reimbursement for housing and utility expenses in 2014 paid to Mr. Cassan Pancham as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(c)	Consists of reimbursement for tuition expenses paid to Mr. Cassan Pancham for the benefit of his dependent as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands.

(d)	Other compensation for the three fiscal years includes the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

Grants of Plan-Based Awards

The following table details all equity and non-equity plan-based awards granted to each of the Named Executive Officers during fiscal year 2014.

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards	Market Price on Grant Date ($/SH)
Name			Threshold($)	Target($)	Maxium($)	Threshold($)	Target($)	Maxium($)
Aurelio Alemán-Bermúdez	3/27/2014		—	—	—	—	—	—	140,952	—	—	$739,998	$5.25
	Various	(a)	—	—	—	—	—	—	111,073	—	—	$576,923	Various	(a)
Orlando Berges -González	3/27/2014		—	—	—	—	—	—	76,190	—	—	$399,998	$5.25
	Various	(a)	—	—	—	—	—	—	35,188	—	—	$182,692	Various	(a)
Calixto García-Vélez	3/27/2014		—	—	—	—	—	—	69,142	—	—	$362,996	$5.25
	Various	(a)	—	—	—	—	—	—	33,668	—	—	$175,000	Various	(a)
Lawrence Odell	3/27/2014		—	—	—	—	—	—	59,619	—	—	$313,000	$5.25
	Various	(a)	—	—	—	—	—	—	14,422	—	—	$75,000	Various	(a)
Cassan Pancham	3/27/2014		—	—	—	—	—	—	41,904	—	—	$219,996	$5.25
	Various	(a)	—	—	—	—	—	—	28,857	—	—	$150,000	Various	(a)

(a)	Relates to salary stock paid to the Named Executive Officers for fiscal year 2014. Those shares were issued to the executive officers on a biweekly basis consistent with the Corporation’s normal pay cycle. The shares of salary stock were issued at market prices ranging from $4.55 to $5.84, which were based on the closing prices of the Corporation’s Common Stock on the closing days of each respective pay period.

As mentioned above, the Named Executive Officers were only eligible for restricted stock awards as prescribed by TARP rules. Shares of restricted stock compliant with TARP restrictions were granted to Named Executive Officers, with the fair market value determined using the closing price of the Corporation’s Common Stock on said date, March 27, 2014 ($5.25).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Aurelio Alemán-Bermúdez	—	—	—	—	—	323,204	$1,897,207	—	—
	4,800	—	—	358.80	2/22/2015	—	—	—	—
	10,000	—	—	190.20	1/24/2016	—	—	—	—
	10,000	—	—	138.00	1/21/2017	—	—	—	—

Orlando Berges-González	—	—	—	—	—	192,473	$1,129,817	—	—

Calixto García-Vélez	—	—	—	—	—	161,534	$948,205	—	—

Lawrence Odell	—	—	—	—	—	165,526	$971,638	—	—
	6,666	—	—	189.60	2/15/2016	—	—	—	—
	5,000	—	—	138.00	1/21/2017	—	—	—	—

Cassan Pancham	—	—	—	—	—	121,259	$711,790	—	—
	1,333	—	—	358.80	2/22/2015	—	—	—	—
	1,666	—	—	190.20	1/24/2016	—	—	—	—
	1,666	—	—	138.00	1/21/2017	—	—	—	—

(a)	This column Includes shares of stock that have vested but are subject to the Transferability Restrictions as follows: Aurelio Alemán-Bermúdez, 23,438; Orlando Berges-González, 18,750; Calixto García-Velez, 12,500; Lawrence Odell, 18,000 and Cassan Pancham, 11,250.

Options Exercised and Stock Vested Information

The following table includes certain information with respect to restricted stock that vested during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired through Exercise (#)	Value Realized Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Aurelio Alemán-Bermúdez	—	—	23,438	$134,300
Orlando Berges	—	—	18,750	$107,438
Calixto García-Vélez	—	—	12,500	$71,625
Lawrence Odell	—	—	18,000	$103,140
Cassan Pancham	—	—	11,250	$64,463

(a)	None of these shares are subject to the Transferability Restrictions.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the Named Executive Officers.

Defined Contribution Retirement Plan

The Named Executive Officers are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code, which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended, and the Retirement Equity Act of 1984, as amended. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.

The Named Executive Officers may defer up to $15,000 of their annual salary into the Defined Contribution Retirement Plan on a pre-tax basis as employee salary savings contributions. Each year the Corporation makes a contribution equal to 25% of the first 4% of each participating employee’s contribution; no match is provided for contributions in excess of 4% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

The Corporation’s Deferred Compensation Plan was terminated by unanimous consent of the plan participants during 2009 in accordance with the provisions of the plan. Since 2009, the Corporation has not had a Deferred Compensation Plan in place for the Named Executive Officers.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the Named Executive Officers.

Name(a)	Effective Date	Term of Years
Aurelio Alemán-Bermúdez	2/24/1998	4
Orlando Berges-González	5/11/2009	3
Lawrence Odell(b)	4/1/2012	4

(a)	In connection with the Corporation’s participation in TARP, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with TARP and (ii) each Named Executive Officer executed a written waiver releasing the U.S. Treasury and the Corporation from any claims that such officers might otherwise have as a result of the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b) of EESA. Until such time as the U.S. Treasury ceases to own any equity securities of the Corporation acquired pursuant to TARP, the Corporation must comply with these requirements.

(b)	On April 25, 2012, the Corporation executed an Amended and Restated Employment Agreement with Mr. Lawrence Odell, which became effective as of April 1, 2012. This agreement amends, restates and supersedes the employment agreement between the Corporation and Mr. Odell dated February 15, 2006 (the “Previous Agreement”) and all of the Previous Agreement’s corresponding amendments.

The agreements provide that on each anniversary of the date of commencement of each agreement the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice, not less than 90 days prior to the anniversary date, that the agreement shall not be further extended.

Under the employment agreements with Messrs. Alemán-Bermúdez and Odell, the Board may terminate the contracting officer at any time; however, unless such termination is for cause, the contracting officer will be entitled to a severance payment of four (4) times his/her annual base salary (base salary defined as $450,000 in the case of Mr. Odell), less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges-González provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for cause. With respect to a termination for cause, “cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order or any material breach of any provision of the employment agreement.

In the event of a “change in control” of the Corporation during the term of the current employment agreements, the executive is entitled to receive a lump sum severance payment equal to his or her then current base annual salary (base salary defined as $450,000 in the case of Mr. Odell) plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control (three (3) years in the case of Mr. Orlando Berges-González) and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) (three (3) in the case of Mr. Berges-González). Termination of employment is not a requirement for a change in control severance payment under the employment agreements of Messrs. Alemán-Bermúdez and Odell. With respect to Mr. Berges-González’s employment agreement, which was executed during 2009, Mr. Berges-González would be entitled to a severance payment due to a change in control if he is terminated within two years following the change in control. This change is consistent with the Board’s new policy relating to employment contracts, under which all new employment contracts must not have a term of more than 3 years and must require termination of employment in the event of a severance payment occurring with a change in control. Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

The following table describes and quantifies the benefits and compensation to which the Named Executive Officers would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2014, based on their compensation and services on that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 1165(e) plan, insurance benefits, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

Name	Death, Disability, Termination Without Cause and Change in Control	Severance ($)(a)	Disability Benefits ($)	Insurance Benefit ($)	Total ($)

Aurelio Alemán-Bermúdez	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	3,552,000	—	3,552,000
	Termination without cause	5,920,000	—	—	5,920,000
	Change in Control	6,153,670	—	—	6,153,670

Orlando Berges-González	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	1,440,000	—	1,440,000
	Termination without cause	1,962,774	—	—	1,962,774
	Change in Control	2,423,108	—	—	2,423,108

Calixto García-Vélez	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	—	—	—
	Termination without cause	376,469	—	—	376,469
	Change in Control	—	—	—	—

Lawrence Odell	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	1,080,000	—	1,080,000
	Termination without cause	1,800,000	—	—	1,800,000
	Change in Control	1,831,753	—	—	1,831,753

Cassan Pancham	Death(b)	—	—	1,000,000	1,000,000
	Permanent Disability(c)	—	—	—	—
	Termination without cause	1,515,475	—	—	1,515,475
	Change in Control	—	—	—	—

(a)	As described above, in connection with the Corporation’s participation in TARP in January 2009, the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of EESA and applicable guidance or regulations issued in connection with TARP; these amendments have not been taken into consideration when quantifying the benefits and compensation to which the Named Executive Officers would have been entitled under this column if their employment had terminated on December 31, 2014. Notwithstanding the amounts included in this column, during the period in which any obligation arising from the U.S. Treasury’s financial assistance remains outstanding, the Corporation is prohibited from making certain severance payments in connection with the departure of the Named Executive Officers from the Corporation for any reason, including due to a change in control, other than a payment for services performed or benefits accrued. The rules under EESA exclude from this prohibition qualified retirement plans, payments due to an employee’s death or disability and severance payments required by state statute or foreign law.

Under Puerto Rico law, if any employee (including Named Executive Officers) is terminated from his employment without “just cause”, as said term is defined by Puerto Rico Law No. 80 of May 30, 1976, he or she would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment — two months of compensation plus an additional one week of compensation per year of service; (ii) employees with five through fifteen years of employment — three months of compensation plus two weeks of compensation per year of service; (iii) employees with more than fifteen years of employment — six months of compensation plus three weeks of compensation per year of service.

The amounts included in this column for Messrs Alemán-Bermúdez, Berges-González and Odell are those pursuant to employment contract provisions. The amounts included for Messrs. García-Vélez and Pancham are those pursuant to the statutory provisions given that they do not have employment contracts.

(b)	All executive vice presidents and the CEO receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.

(c)	If the executive becomes disabled or incapacitated for a number of consecutive days exceeding those to which the executive is entitled as sick-leave and it is determined that the executive will continue to temporarily be unable to perform his/her duties, the executive will receive 60% of his/her base salary, exclusive of any other benefits he/she is entitled to receive under the corporate-wide plans and programs available to other employees. If it is determined that the executive is permanently disabled, the executive will receive 60% of his/her compensation for the remaining term of the employment agreement. The executive will be considered “permanently disabled” if absent due to physical or mental illness on a full time basis for three (3) consecutive months. Amount includes disability benefits in excess of those amounts available generally to other employees.

COMPENSATION COMMITTEE REPORT

Overview of risk and compensation plans.    As stated in the Compensation Discussion and Analysis, the Corporation believes it should have sound compensation practices that fairly reward exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;

•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

Risk-avoidance assessment of compensation plans.    As an integral part of the 2014 compensation process, the Compensation Committee directed the Chief Risk Officer (CRO) to conduct a review of risk in the Corporation’s compensation programs, examining three issues: (1) whether the compensation of the Named Executive Officers encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they are considered to encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee provided substantial oversight, review and direction throughout the process described below.

The review focused on the structure of the awards to the Named Executive Officers who were eligible, within the restrictions of TARP, to receive salary in cash and stock and long-term restricted stock. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for Named Executive Officers and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our franchise value, achievement of strategies to strengthen the

Corporation’s capital position, and business profitability and expense management targets, (ii) timing of pay out, and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings.

In the risk-avoidance assessment, management concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management believes that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

The analysis revealed that the Named Executive Officers’ compensation arrangements and the employee compensation programs do not encourage them to take unnecessary or excessive risks or to manipulate reported earnings and that all reasonable efforts have been undertaken to ensure that these compensation plans do not encourage senior management or Named Executive Officers or other employees to take unnecessary and excessive risks in running their businesses or business support functions. Nevertheless, the Corporation continues to enhance and strengthen the control framework surrounding all of its compensation programs. Some of the actions being taken include the consolidation of similar incentive plans to streamline the compensation process, as well as expand the use of scorecards incorporating corporate performance metrics for the different positions eligible to participate in the compensation programs.

As mentioned above, the evaluation of the compensation programs revealed that they do not encourage Named Executive Officers or other employees to take unnecessary and excessive risks that may threaten the value of the Corporation. The evaluation concluded that the compensation plans, in conjunction with internal controls, have distinct features that discourage and mitigate unnecessary or excessive risks, including the following:

•

The Corporation has historically assessed the competitiveness of its executive compensation structure through internal research and external studies conducted by independent compensation consultants taking into consideration survey and proxy data.

•

The compensation structure is based on a pay for performance methodology. The compensation depends on multiple performance factors based on the Corporation, business unit and individuals achieving performance objectives designed to enhance stockholder value. If any actual incentive payouts were made, they would be larger if superior target performance is achieved and smaller if target performance is not achieved.

•	The compensation structure has a balance between performance objectives and risk management measures to prevent the taking of excessive risks.

•

The Corporation’s risk management structure, including policies and procedures, provides for the ability to anticipate, identify, measure, monitor and control risks faced by the Bank. The adequacy of the internal controls and risk management structure is continuously evaluated by internal and external examiners.

•	The cash incentive plan imposes a specific target dollar maximum amount for each Named Executive. The equity incentive plan imposes grant limits that apply on an individual basis.

•	The equity incentive plan by itself provides for downside leverage if the stock does not perform well.

•	Shares that may be granted under the stock award program vest ratably over a 3-year period following year 2.

•	The internal control structure provides for rigorous oversight of the lending and other applicable areas.

As part of the process to review the Corporation’s compensation plans with the CRO every six months, the Compensation Committee will analyze the incentive compensation arrangements as they are established and will continue to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in TARP.

Committee Certifications.    The Committee certifies that (1) it has reviewed with the Corporation’s CRO the Named Executive Officers’ compensation plans and has made all reasonable efforts to ensure that such plans do not encourage Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Corporation, (2) it has reviewed with the CRO the Corporation’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks those plans pose to the Corporation, and (3) it has reviewed the Corporation’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission.

Roberto R. Herencia (Chairperson)

Michael P. Harmon

José Menéndez-Cortada

Robert Gormley

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2016 Annual Meeting of Stockholders on or before May 26, 2016, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2016 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than December 17, 2015. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder intends to present a proposal for consideration at the 2016 Annual Meeting outside of the processes of Rule 14a-8 promulgated under the Exchange Act, such proposal must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than March 1, 2016, or such proposal will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

Under Article I, Section 14 of the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2016 Annual Meeting must be received by the Secretary of the Corporation at the principal offices of the Corporation no later than April 26, 2016, assuming that the 2016 Annual Meeting is held on May 26, 2016.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Lawrence Odell, Secretary of the Board of Directors, at 787-729-8041, or by writing to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker, or other holder of record), the bank, broker, or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) forms were filed in a timely manner except for a Form 3 and one Form 4 filed late by Mr. Juan Acosta Reboyras to report his initial beneficial ownership of the Corporation’s common stock and the subsequent award by the Corporation of restricted stock; one Form 4 filed late by each of Pedro Romero, Lawrence Odell, Calixto García-Vélez, Carlos Power, Cassan Pancham, Emilio Martinó, Orlando Berges, Ginoris López-Lay, Aurelio Alemán and Nayda Rivera to report the disposition of shares required for tax withholding purposes; one Form 4 filed late by Thomas Hagerty to report an award by the Corporation of restricted stock; and one Form 4 filed late by Calixto García-Vélez to report the sale of common stock.

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, which serves as our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our 2014 Annual Report on Form 10-K (“2014 10-K”), as filed with the U.S. Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2014 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the 2014 10-K is also available on the Corporation’s website at www.firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/    Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

April 15, 2015

FIRST BANCORP

ATTN: SARA ALVAREZ

1519 PONCE DE LEON AVE., STOP 23

P.O. BOX 9146

SANTURCE, PR 00908-0146

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89051-P61851	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST BANCORP

The Board of Directors recommends that you vote FOR each nominee in Proposal 1 and FOR Proposals 2 and 3:
Vote on Proposals
1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	Juan Acosta-Reboyras	☐	☐	☐			For	Against	Abstain
	1b.	Aurelio Alemán-Bermúdez	☐	☐	☐	2.	To approve on a non-binding basis the 2014 compensation of First BanCorp’s named executive officers.	☐	☐	☐
	1c.	Luz A. Crespo	☐	☐	☐
	1d.	Robert T. Gormley	☐	☐	☐	3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2015 fiscal year.	☐	☐	☐
	1e.	Thomas M. Hagerty	☐	☐	☐
	1f.	Michael P. Harmon	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1g.	Roberto R. Herencia	☐	☐	☐
	1h.	David I. Matson	☐	☐	☐
	1i.	José Menéndez-Cortada	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89052-P61851

FIRST BANCORP

2015 Annual Meeting of Stockholders

May 26, 2015

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Roberto R. Herencia, Aurelio Alemán-Bermúdez and José Menéndez-Cortada, or any of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIRST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, local time, on May 26, 2015, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted: (a) “FOR” the election of each of the nominees named herein, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to herein and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the 2015 Annual Meeting of Stockholders and acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated April 15, 2015.

Continued and to be signed on reverse side